CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia ETF Trust I of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

February 23, 2024

Appendix A

Fund Name	REPORT DATE
Columbia Seligman Semiconductor and Technology ETF	12/20/2023
Columbia Multi-Sector Municipal Income ETF	12/28/2023
Columbia Short Duration Bond ETF	12/28/2023
Columbia U.S. ESG Equity Income ETF	12/20/2023
Columbia International ESG Equity Income ETF	12/20/2023
Columbia Diversified Fixed Income Allocation ETF	12/28/2023
Columbia Research Enhanced Core ETF	12/20/2023
Columbia Research Enhanced Value ETF	12/20/2023